Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated May 5, 2006 accompanying the combined financial statements of Alamo Pharmaceuticals, LLC and Affiliated Companies included in Avanir Pharmaceuticals’ Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statement of Avanir Pharmaceuticals on Form S-3 (File No. 33-49082, effective Oct. 23, 1992, File No. 33-76094, effective March 11, 1994, File No. 333-24549, effective April 4, 1997, File No. 333-76641, effective June 3, 1999, File No. 333-77925, effective July 15, 1999, File No. 333-31442, effective March 1, 2000, File No. 333-32776, effective March 17, 2000, File No. 333-34958, effective April 17, 2000, File No. 333-35934, effective May 22, 2000, File No. 333-107820, effective August 8, 2003, File No. 333-111680, effective Jan. 27, 2004, File No. 333-114389, effective April 9, 2004, File No. 333-123867, effective April 5, 2005, File No. 333-124230, effective May 27, 2005 and File No. 333-125979, effective July 22, 2005) and on Form S-8 (File No. 33-71276, effective Nov. 3, 1993, File No. 33-94370, effective July 6, 1995, File No. 333-83089, effective July 16, 1999, File No. 333-84183 effective, July 30, 1999, File No. 333-38094, effective May 30, 2000, File No. 333-108716, effective, Sept 11, 2003 and File No. 333-125743, effective June 10, 2005)
/s/ GRANT THORNTON LLP
Los Angeles, California
August 7, 2006